EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2019-C52 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Argentic Services Company LP, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the El Con Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the El Con Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the El Con Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the El Con Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the El Con Center Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Shetland Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shetland Park Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Shetland Park Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Shetland Park Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Shetland Park Mortgage Loan, KeyBank National Association, as Primary Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II – Buildings 3 & 4 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Embassy Suites at Centennial Olympic Park Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Embassy Suites at Centennial Olympic Park Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Embassy Suites at Centennial Olympic Park Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Embassy Suites at Centennial Olympic Park Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the SoCal Retail Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the SoCal Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the SoCal Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the SoCal Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 188 Spear Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 188 Spear Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 188 Spear Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 188 Spear Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 188 Spear Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Smoke Tree Village and Smoke Tree Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Smoke Tree Village and Smoke Tree Commons Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Smoke Tree Village and Smoke Tree Commons Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Smoke Tree Village and Smoke Tree Commons Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Smoke Tree Village and Smoke Tree Commons Mortgage Loan, KeyBank National Association, as Primary Servicer for the Inland Life Storage Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Inland Life Storage Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Inland Life Storage Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Inland Life Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Inland Life Storage Portfolio Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Inland Life Storage Portfolio Mortgage Loan.

Dated: March 11, 2025

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)